EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162889) of Chatham Lodging Trust of our reports dated March 8, 2011 relating to the financial statements and financial statement schedule which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

January 26, 2012